EXHIBIT 10.64
OFFICE LEASE
500 WEST MONROE
BROADWAY 500 WEST MONROE FEE LLC,
a Delaware limited liability company
as Landlord,
and
MIDWEST BANK & TRUST, Co.
an Illinois corporation,
as Tenant.

OFFICE LEASE
     This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between Broadway 500 West Monroe Fee LLC, a Delaware limited liability company (“Landlord”), and Midwest Bank & Trust, Co., an Illinois corporation (“Tenant”).
SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION
1.	Date:	November ___, 2008

2.	Building:	That certain office building having an address of 500 West Monroe Street, Chicago, Illinois, and as further set forth in Section 1.1.2 of this Lease.

3.	Premises:	Approximately sixteen thousand five hundred thirteen (16,513) rentable square feet of space consisting of (i) approximately fourteen thousand one hundred fifty (14,150) rentable square feet of space located on the thirty first (31st) floor of the Building, as further set forth in Exhibit A to this Lease (the “Office Premises”), and (ii) approximately two thousand three hundred sixty three (2,363) rentable square feet of space located on the east side of the lobby of the Building, as further set forth in Exhibit A to this Lease) (the “Retail Premises”, and together with the Office Premises, referred to as the “Premises”).

4.	Project:	The Building is part of an office project currently known as “500 West Monroe.”

5.	Lease Term:	One Hundred Twenty (120) months commencing on the “Office Premises Commencement Date” (defined below).

6.	Commencement Date:	For the Office Premises, the earlier to occur of (i) the date of Substantial Completion of the Tenant Improvements (as defined in the Work Letter), and (ii) May 1, 2009 (“Office Premises Commencement Date”).

For the Retail Premises, the earlier to occur of (i) the date of Substantial Completion of the Tenant Improvements (as defined in the Work Letter), and (ii) May 1, 2009 (“Retail Premises Commencement Date”).

7.	Expiration Date:	The tenth (10th) anniversary of the Office Premises Commencement Date.

8.	Options to Extend:	One (1) five (5)-year option pursuant to Exhibit E.

9.	Base Rent:

Office Premises
			Approximate Annual
Lease Year	Annual Base Rent	Monthly Base Rent	Rate per RSF
1	$325,449.96	$27,120.83	$23.00
2	$335,213.40	$27,934.45	$23.69
3	$345,269.76	$28,772.48	$24.40
4	$355,627.80	$29,635.65	$25.13
5	$366,296.64	$30,524.72	$25.88
6	$377,285.52	$31,440.46	$26.66
7	$388,604.04	$32,383.67	$27.46
8	$400,262.16	$33,355.18	$28.28
9	$412,270.08	$34,355.84	$29.13
10	$424,638.24	$35,386.52	$30.00

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Retail Premises
			Approximate Annual
Lease Year	Annual Base Rent	Monthly Base Rent	Rate per RSF
1	$59,075.04	$4,922.92	$25.00
2	$60,847.32	$5,070.61	$25.75
3	$62,672.76	$5,222.73	$26.52
4	$64,552.92	$5,379.41	$27.32
5	$66,489.48	$5,540.79	$28.14
6	$68,484.12	$5,707.01	$28.98
7	$70,538.64	$5,878.22	$29.85
8	$72,654.84	$6,054.57	$30.75
9	$74,834.52	$6,236.21	$31.67
10	$77,079.60	$6,423.30	$32.62

ATM Premises *

Lease Year	Annual Base Rent	Monthly Base Rent
1	$7,200.00	$600.00
2	$7,488.00	$624.00
3	$7,787.52	$648.96
4	$8,099.04	$674.92
5	$8,423.04	$701.92
6	$8,760.00	$730.00
7	$9,110.40	$759.20
8	$9,474.84	$789.57
9	$9,853.80	$821.15
10	$10,248.00	$854.00

*	Subject to Section 29.36 of the Lease.

10.	Rent Payment Address:	Electronic Funds Transfer:
Bank Name: KeyBank, N.A.
ABA Number: 021-300-077
Account Name: Broadway 500 West Monroe Fee LLC Lockbox
Account f/b/o Morgan Stanley Mortgage Capital Holdings
LLC, as Lender together with its successors or assigns
Account Number: 327820074398

If paying rent by check:
Broadway 500 West Monroe Fee LLC
PO Box 712915
Cincinnati, OH 45271-2915

11.	Intentionally Omitted.

12.	Tenant’s Share:	1.5021% (for Office Premises)

0.2472% (for Retail Premises)

13.	Permitted Use:	For Office Premises, general office use, so long as such use is consistent with all applicable Laws and with the character of a first class office building (the “Office Premises Permitted Use”).

For Retail Premises, branch banking use, so long as such use is consistent with all applicable Laws and with the character of a first class office building (the “Retail Premises Permitted Use”, together with the Office Premises Permitted Use, the “Permitted Use”).

14.	Security Deposit:	Two Hundred Seventy Five Thousand Dollars ($275,000.00), subject to Article 21.

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15.	Parking Passes:	Three (3) reserved passes and seven (7) unreserved passes.

16.	Address of Tenant:	Midwest Bank and Trust Company
501 West North Ave.
Melrose Park, IL 60160
Attention: Bruno Costa, Executive Vice President
(Prior to Commencement Date)

Midwest Bank and Trust Company
500 West Monroe, 31st Floor
Chicago, IL 60661
Attention: Bruno Costa, Executive Vice President
(After Commencement Date)

17.	Landlord’s Address:	Broadway 500 West Monroe Fee LLC,
c/o Broadway Partners
375 Park Avenue, 29th Floor
New York, New York 10152
Attention: National Leasing Counsel

And

c/o Broadway Partners
375 Park Avenue, 29th Floor
New York, New York 10152
Attention: Asset Manager

And

Friedman & Solomon LLP
9665 Wilshire Boulevard, Suite 810
Beverly Hills, California 90212
Attention: Robert E. Solomon, Esq.

18.	Brokers	Landlord’s Broker: Jones Lang LaSalle
Tenant’s Broker: Studley, Inc.

19.	Improvement Allowance:	Nine Hundred Twenty Four Thousand Seven Hundred Twenty
Eight Dollars ($56 per rentable square foot)

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ARTICLE 1
PREMISES, BUILDING, PROJECT, AND COMMON AREAS
     1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”) which are set forth in Section 3 of the Summary of Basic Lease Information above (the “Summary”). The outline of the Premises is set forth in Exhibit A attached hereto. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall be deemed to be as set forth in Section 3 of the Summary and that the same shall not be subject to re-measurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit C, if applicable (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises or occupancy thereof by Tenant. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business and Tenant shall accept the Premises in its “as is” condition of the Commencement Date, except as specifically set forth in this Lease and the Work Letter, if applicable. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.
     1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. Landlord shall have the right from time to time in Landlord’s sole discretion, to convert office space in the Project to retail and/or residential space, or to convert retail and/or residential space in the Project to office space.
     1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations set forth in Exhibit D, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that at all times Landlord shall maintain and operate the Common Areas in a manner substantially consistent with other “Class A” office buildings in the Chicago, Illinois central business district. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas and may temporarily close the Building or the Project in the event of casualty, governmental requirements, the threat of an emergency such as terrorism, natural disasters or acts of God, or if Landlord reasonably deems it necessary in order to prevent damage or injury to person or property.
ARTICLE 2
LEASE TERM
     2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 5 of the Summary, shall commence on the date set forth in Section 6 of the Summary (the “Commencement Date”), and shall expire on the date set forth in Section 7 of the Summary (the “Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Expiration Date. If Tenant, with Landlord’s prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, fixtures, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rent only with respect to the period of time prior to the Commencement Date during which Tenant performs such work.
     2.2 Delivery of Premises and Use Prior To Commencement Date. Landlord shall deliver the Premises to Tenant promptly following mutual execution and delivery of the Lease for the purpose of Tenant performing the Tenant Improvements (as defined in the Work Letter). Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, other than Tenant’s obligations to pay Base Rent (as defined in Article 3) and Additional Rent (as defined in Article 4).

     2.3 Option to Extend. Tenant shall have one (1) option to extend the Lease Term with respect to all of the Premises in accordance with the terms and provisions of Exhibit E.
ARTICLE 3
BASE RENT
     3.1. Base Rent. Tenant shall pay, without prior notice, demand, setoff or deduction, to Landlord or Landlord’s agent at the address set forth in Section 10 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 9 of the Summary, payable in equal monthly installments as set forth in Section 9 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any abatement, setoff or deduction whatsoever. In accordance with Section 29.25, this Article 3 shall be construed as though the covenants herein between Landlord and Tenant are independent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing to Landlord under this Article 3. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be calculated on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/30th of the applicable monthly Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.
     3.2 Waived Rent. Notwithstanding anything herein which may be construed to the contrary, provided there is no Default by Tenant existing under the Lease during the “Office Premises Waiver Period” (as defined below), (i) the monthly installment of Base Rent for the Office Premises specified in Section 9 of the Summary and (ii) “Tenant’s Share” of “Operating Expenses” and “Tax Expenses” specified in Article 4, below, with respect to the Office Premises, are hereby waived by Landlord (“Office Premises Waived Rent”) for months five (5) through twelve (12) following the Office Premises Commencement Date (“Office Premises Waiver Period”). Additionally, notwithstanding anything herein which may be construed to the contrary, provided there is no Default by Tenant existing under the Lease during the “Retail Premises Waiver Period” (as defined below), (i) the monthly installment of Base Rent for the Retail Premises specified in Section 9 of the Summary and (ii) “Tenant’s Share” of “Operating Expenses” and “Tax Expenses” specified in Article 4, below, with respect to the Retail Premises, are hereby waived by Landlord (“Retail Premises Waived Rent”) for months five (5) through twelve (12) following the Retail Premises Commencement Date (“Retail Premises Waiver Period”, together with the Office Premises Waiver Period, the “Waiver Period”). This waiver shall not affect Tenant’s obligation to pay any other charges payable by Tenant under the Lease during the applicable Waiver Period. Commencing on the day following the last day of the applicable Waiver Period, Base Rent as specified in Section 9 of the Summary and Tenant’s Share of Operating Expenses and Tax Expenses as specified in Article 4 below shall be due and payable for the remainder of the Lease Term.
     3.3. Conversion Right. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to convert (the “Conversion Right”) all or a portion of the Waived Rent to the “Allowance Amount” (as defined in the Work Letter) In order to exercise the Conversion Right, Tenant must give Landlord written notice (the “Conversion Notice”) no later than the submission of the “Final Costs” as set forth in the Work Letter, which notice shall specify how much of the Waived Rent (the “Conversion Amount”) Tenant is electing to convert to the Allowance Amount, or Tenant shall be deemed to have irrevocably waived the Conversion Right. Provided that Tenant timely delivers the Conversion Notice, the Improvement Allowance shall be increased by an amount equal to the Conversion Amount. If the Conversion Amount is less than the Waived Rent, the Waiver Period shall be recalculated to take into account the reduction in the amount of the Waived Rent. Promptly following Tenant’s delivery of the Conversion Notice, Landlord and Tenant shall execute an amendment to this Lease. Without waiving any of Landlord’s other rights and remedies, Tenant hall have no right to exercise the Conversion Right during the continuance of an Event of Default by Tenant.
ARTICLE 4
ADDITIONAL RENT
     In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” (as defined in Exhibit B) of (a) the annual “Operating Expenses” (as defined in Exhibit B), and (b) the annual “Tax Expenses” (as defined in Exhibit B). Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent), are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent or as otherwise specifically set forth in this Lease. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

ARTICLE 5
USE OF PREMISES
     5.1 Permitted Use. Tenant shall use the Office Premises solely for the Office Premises Permitted Use and the Retail Premises for the Retail Premises Permitted Use set forth in Section 13 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Use. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to provisions of the Rules and Regulations set forth in Exhibit D, attached hereto (as the same may be modified or rescinded from time to time), or in violation of laws of the United States of America, the state in which the Project is located, the ordinances, rules, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, or all recorded covenants, conditions, and restrictions now or hereafter affecting the Project including, without limitation, any certificate of occupancy, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, the “Law(s)”). A violation of the Rules and Regulations by Tenant shall be deemed a default under this Article 5 Tenant shall not do or permit anything to be done in or about the Project which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Project to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.
     5.2 Retail Premises Quality Standards. Landlord and Tenant acknowledge that Landlord’s primary concern with respect to the Retail Premises is with the quality and reputation of the retail operations located in the Project and, therefore, the character and quality of Tenant’s operation of the Retail Premises are of paramount concern to Landlord and have strongly influenced Landlord’s selection of Tenant. Accordingly, Tenant agrees, as a material part of this Lease, that Tenant shall, throughout the Lease Term, maintain its quality and reputation, and the quality of its banking service, consistent with an upscale, first-class, mixed-use office/retail building in the Chicago, Illinois area. At all times during the Lease Term, Tenant shall utilize and operate its business and the Retail Premises (or cause such utilization and operation) prudently and in a manner consistent with sound business practices. Tenant agrees that on the Retail Premises Commencement Date Tenant shall be fully staffed and open for the Retail Premises Permitted Use.
     5.3 Maintenance of Retail Premises. Because of the location of the Retail Premises in the Project and the critical importance of maintaining the Retail Premises in a first-class condition so as not to detract from the appearance and condition of the Project, Landlord shall have the right during the Lease Term to approve the concept, plans and specifications, and all improvements, including furniture and fixtures, for the Retail Premises. Once approved, Tenant agrees not to allow the improvements in the Retail Premises to deteriorate beyond the standard approved by Landlord and to keep the same in a first-class condition, reasonable wear and tear excepted. Tenant agrees to keep the interior and exterior of the Retail Premises in a neat, clean, safe and sanitary condition. Tenant shall keep the signs of the Retail Premises well lighted until 8:00 p.m. each night or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, and shall maintain adequate night lights thereafter.
     5.4 Tenant’s Trade Name in the Retail Premises. Tenant acknowledges that the name of Tenant’s business establishment in the Retail Premises is of utmost concern and importance to Landlord. Landlord shall therefore have the right to approve, in Landlord’s reasonable discretion, the name of Tenant’s business establishment to be located in the Retail Premises.
     5.5 Retail Premises Operating Hours. Tenant shall keep the Retail Premises open for business on each day of the week (except Saturday and Sunday) from 9:00 a.m. to 5:00 p.m. (“Minimum Hours”), except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the “Holidays”). In the event Landlord from time to time establishes standard retail hours for the Project, Tenant shall remain open during such standard hours; provided that if such standard hours are in excess of the Minimum Hours and Tenant demonstrates that the hours in excess of the Minimum Hours are not economically justified, Landlord shall not unreasonably withhold its consent to a waiver of such excess hours.
     5.6 Continued Operation of Retail Premises. Tenant covenants and agrees that it will open for business in the Retail Premises on the Retail Premises Commencement Date, and thereafter operate and conduct within the Retail Premises, continuously and uninterruptedly during the Lease Term in accordance with this Section 5, the business which it is required to operate and conduct under the provisions hereof, and that it will at all times keep and maintain the Retail Premises and have sufficient personnel to service and supply the usual and ordinary demands and requirements of its customers. In the event Tenant fails to continuously operate its business in the Retail Premises as required by this Section 5, then in addition to all other remedies available to Landlord (including without limitation, injunction and/or damages), Landlord may, but is not obligated to, elect to terminate this Lease upon written notice of Landlord’s intent to Tenant, whereupon this Lease shall terminate, and Tenant shall vacate the Premises upon the date specified in Landlord’s notice to Tenant.

     5.7 Hazardous Substances. Neither Tenant, any of the officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant (collectively, the “Tenant’s Agents”) nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Premises, the Building or Project any “Hazardous Substance” (as defined below), except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. As used in this Lease, the term “Hazardous Substance” shall mean and include any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later designated, classified, listed or regulated under any Law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”) and freon and other chlorofluorocarbons.
ARTICLE 6
SERVICES AND UTILITIES
     6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.
          (a) Subject to limitations imposed by all governmental rules, regulations, orders and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) for use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays days recognized by unions as holidays (collectively, the “Holidays”). If Tenant desires HVAC service outside the hours set forth above (“Overtime Periods”), Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the then established Building rates for such service during Overtime Periods in the Building upon demand thereof.
          (b) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s ordinary and customary lighting and office equipment in the Premises reasonably necessary for typical general office use and in compliance with applicable codes. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.
          (c) Landlord shall install and maintain a meter or meters, at Landlord’s expense, to measure Tenant’s consumption of electricity. Tenant shall pay the public utility company directly for its consumption of electricity.
          (d) Landlord shall provide potable water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.
          (e) Landlord shall provide janitorial services to the Premises five (5) days per week in a manner consistent with other comparable buildings in the vicinity of the Building, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Tenant shall pay to Landlord, as additional rent, the reasonable costs incurred by Landlord in removing from the Building any of Tenant’s refuse and rubbish to the extent exceeding the amount of refuse and rubbish usually generated by a tenant that uses the Premises for ordinary office purposes. Tenant, at Tenant’s expense, shall exterminate the portions of the Premises that Tenant uses for the storage, preparation, service or consumption of food against infestation by insects and vermin regularly and, in addition, whenever there is evidence of infestation. Tenant shall engage persons to perform such exterminating that are approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause such persons to perform such exterminating in a manner that is reasonably satisfactory to Landlord. Tenant shall comply with any refuse disposal program (including, without limitation, any waste recycling program) that Landlord imposes reasonably after having given Tenant reasonable advance notice of the effectiveness thereof or that is required by applicable Laws.
          (f) Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours only (excluding Holidays and subject to Force Majeure), but shall have one elevator available at all other times for nonexclusive non-attended automatic passenger elevator service, and if the Building include an escalator, Landlord also shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.
          (g) Landlord shall provide nonexclusive freight elevator service and access to the loading dock subject to scheduling by Landlord, which use shall be at Landlord’s cost during Building Hours. Tenant shall pay to Landlord, as additional rent, an amount calculated at the hourly rates that Landlord charges from time to time for freight elevator service during Overtime Periods, within ten (10) days after Landlord’s giving to Tenant an invoice therefore.
          (h) Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by any applicable Law, (iii) a specific provision set forth in this Lease, (iv) Force Majeure, or (v) an event of casualty or condemnation, Tenant shall have the right of ingress and egress to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year.
     6.2 Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.
     6.3 Interruption of Use. Notwithstanding anything to the contrary contained herein, to the extent permitted by applicable Law, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone, telecommunication, water and sewer, HVAC, and electrical services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act, omission or default of Landlord or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Tenant hereby waives any existing or future Law, permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.
     6.4 Abatement Right. Notwithstanding anything to the contrary contained in this Article 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of ten (10) consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Article 11 shall control); (iv) the restoration of such service is reasonably within the control of Landlord, unless rental loss insurance is available (in which event the amount of abatement shall in no event exceed the amount of rental loss insurance); and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then to the extent permitted by applicable Law, Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the eleventh (11th) consecutive Business Day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. For purposes of this section, repair or restoration of any utility services to the Building shall not be considered to be reasonably within the control of Landlord if the interruption of such utility services results from the failure of any equipment or facilities maintained by the utility provider.
ARTICLE 7
REPAIRS
     7.1 Tenant’s Obligations. Except as otherwise provided in this Lease, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Tenant shall, at Tenant’s own expense, pursuant to and in accordance with the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (including, electrical and mechanical systems not considered part of the “Building Systems” (as defined below) that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises). Tenant shall not commit or allow to be committed any waste on any portion of the Premises. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior written approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs within the time and in the manner required by this Lease, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord upon demand the cost thereof, including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Notwithstanding the foregoing, except in the event of (a) an emergency or (b) routine services provided by Landlord under the Lease (i.e. janitorial services), Landlord shall provide Tenant with reasonable advanced notice prior to entering the Premises such that a representative from Tenant may be present during such access.

     7.2 Landlord’s Obligations. Subject to Section 7.1 above and to Article 11 and Article 13 hereof, Landlord shall maintain and make all necessary repairs to and replacements of (a) the “Building Systems” that service the Premises, (b) the structural portions of the Building, (c) the roof of the Building, and (d) within a reasonable period following receipt of notice of the need for repair and replacement from Tenant, the exterior walls and windows of the Premises. The term “Building Systems” shall mean the service systems of the Building, including, without limitation, the mechanical, gas, steam, electrical, sanitary, HVAC, elevator, plumbing, and life-safety systems of the Building up to the point of connection of localized distribution to the Premises (it being understood that the Building Systems shall not include any systems that Tenant installs in the Premises). Nothing contained in this Section 7.2 shall require Landlord to maintain or repair the systems within the Premises that distribute within the Premises electricity, HVAC or water. Except as provided in Article 11, there shall be no abatement of Rent, nor shall there be any liability of the “Landlord Parties” (as defined below), by reason of any injury to, or damage suffered by Tenant, including without limitation, any inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Building and/or the Project. Tenant hereby waives the benefit of any Laws granting it the right to make repairs at Landlord’s expense, to place a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default (including without limitation, the failure of Landlord to make repairs). No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or improvements to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.
ARTICLE 8
ADDITIONS AND ALTERATIONS
     8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes in or to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations. Landlord’s consent to Alternations shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions or the Building Systems or is visible from the exterior of the Building or Common Areas or requires access to areas outside the Premises. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, installing systems, furniture or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than Twenty Five Thousand Dollars ($25,000) in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (a) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such Alterations (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (b) the installation thereof does not require the issuance of any certificate of occupancy, building permit or other governmental approval, or involve any core drilling or the configuration or location of any exterior walls of the Building, and (c) such Alterations will not affect the structural portions or the systems or equipment of the Building, or be visible from the exterior of the Building or Common Areas or require access to the areas outside the Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8.
     8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its sole discretion may deem desirable., including, but not limited to, the requirement that (a) Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, (b) upon Landlord’s request, Tenant shall, at Tenant’s expense, remove “Specialty Alterations” (as defined below) upon the expiration or any early termination of the Lease Term, (c) Tenant secure, prior to commencing any Alterations, at Tenant’s sole expense, form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, and (d) all Alterations conform in terms of quality and style to the Building’s standards established by Landlord from time to time. Notwithstanding subsection (c) above, at the time Tenant seeks Landlord’s consent to a proposed “Specialty Alteration” (as defined below), Tenant shall provide Landlord with Notice identifying the proposed Specialty Alterations and requesting that Landlord notify (the “Removal Notice”) Tenant as part of Landlord’s consent which Specialty Alterations Landlord will require Tenant to remove upon the expiration or early termination of this Lease. Tenant shall only be obligated to remove from the Premises at the expiration or early termination of this Lease such Specialty Alterations so identified by Landlord in the Removal Notice. If such Alterations will involve the use of or disturb Hazardous Substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such Hazardous Substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable Laws and pursuant to a valid building permit or other governmental approval issued by the city or county, as applicable, in which the Project is located, all in conformance with Landlord’s construction rules and regulations as established from time to time. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, Building Systems and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of

Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. All portions of the work involving excessive noise or inconvenience to other users of the Project shall be done after Building Hours. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations in CADD format as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. “Specialty Alterations” shall mean Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character.
     8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations
     8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord (a) with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, (b) certificates of, (1) worker’s compensation insurance in amounts not less than the statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alterations), and (2) commercial general liability insurance (including property damage and bodily injury coverage), in each case in customary form, and in amounts that are not less than Five Million Dollars ($5,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors, naming the Landlord Parties as additional insureds, and (c) such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.
     8.5 Supplemental HVAC Installations. Tenant shall not have the right to install a supplementary HVAC system from the Premises without Landlord’s consent, which consent shall not be unreasonably withheld or delayed. In no event shall any vents or louvers associated with any supplementary HVAC system be installed on the exterior of the Building.
     8.6 Federal Visual Artists’ Rights Act of 1990. Tenant agrees that Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists’ Rights Act of 1990 or any successor law of similar import) or other Alterations to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Premises, or any part thereof, which work of visual art or other Alterations would, under the provisions of the Federal Visual Artists’ Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alterations before the same could be removed, modified, destroyed or demolished.
ARTICLE 9
COVENANT AGAINST LIENS
     Upon completion of any Alteration, Tenant shall promptly furnish Landlord with sworn owner’s and contractor’s statements and full and final waivers of lien covering all labor and materials included in such Alteration. Tenant shall not permit any mechanic’s lien to be filed against the Building or Project, or any part thereof, arising out of any Alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) Business Days after receipt of notice of the filing thereof (or within such additional period of time as is reasonably necessary if Tenant proceeds with diligence), have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.
ARTICLE 10
INDEMNIFICATION AND INSURANCE
     10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its property manager, managing agents, investors, officers, partners, subpartners, members, managers, lenders (including, without limitation, any trustee, mortgagee or holder of any trust indenture, deed of trust or mortgage which now or hereafter encumbers the Building and/or Project), ground lessors and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not (unless and to the extent resultant from

Landlord and/or Landlord Parties’ gross negligence or willful misconduct) be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. To the extent permitted under applicable Law, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, actions, causes of actions, proceedings, liens, fines, penalties, expenses and liabilities (including without limitation court costs and reasonable attorneys’ fees incurred in connection with the proceeding whether at trial or on appeal) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any of Laws, including, without limitation, any environmental Laws, any acts, omissions or negligence of Tenant or of any person (other than Landlord or Landlord Parties’ negligence or willful misconduct) claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations, nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.
     10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase as Additional Rent. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
     10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:
          (a) Commercial General Liability Insurance payable on an “occurrence” rather than a “claims made” basis covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) containing coverage at least as broad as that provided under the then most current Insurance Services Office (ISO) commercial general liability insurance form which provides the broadest coverage, including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate	Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation
          (b) Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the leasehold improvements in and to the Premises (including, without limitation, all Alterations), and any other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, terrorism, earthquake sprinkler leakage, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage sufficient to pay Base Rent and Tenant’s Share of Direct Expenses for a period of one year, and having a deductible amount, if any, not in excess of $25,000.
          (c) Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations with limits of no less than $1,000,000.00.
          (d) Worker’s Compensation as required by the Laws of the State where the Building is located with the following minimum limits of liability: Coverage A — statutory benefits; Coverage B — $1,000,000 per accident and disease.
          (e) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.
          (f) Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.
     10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord Parties, and any other party the Landlord so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State where the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Tenant shall have the right to provide the casualty insurance required by this Article 10 pursuant to blanket policies, but only if such blanket policies expressly provides, on a per occurrence basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder without Landlord’s prior written consent. Tenant has the right to satisfy Tenant’s obligation to carry liability insurance with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises.
     10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party’s employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered by the workers’ compensation, employer’s liability, property, rental income, business income, or extra expense insurance required to be maintained by Landlord and Tenant pursuant to this Lease, or other property insurance that either party may carry at the time of an occurrence, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.
     10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.
ARTICLE 11
DAMAGE AND DESTRUCTION
     11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the (a) Premises, (b) any Common Areas serving or providing access to the Premises, or (c) Building Systems servicing the Premises shall be damaged by Casualty, and Landlord or Tenant does not elect to terminate this Lease in accordance with the terms below, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11 and all applicable Laws, restore the damaged portions of the Base Building, such Common Areas and/or such Building Systems. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any Casualty to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall also repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within thirty (30) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. In such case, Tenant may use its insurance proceeds for such purpose. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the act or omission of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement.
     11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twenty four (24) months of the Lease Term; or (vi) the Project is substantially damaged so that, in Landlord’s reasonable judgment, substantial reconstruction of the Project will be required.
     11.3 Tenant’s Termination Right. If a portion of the Premises, Building Systems servicing the Premises or Common Areas providing access to the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within twelve (12) months after the date of discovery of such damage (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after Landlord delivers to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty. If neither party elects to terminate this Lease following a Casualty pursuant to the terms of this Article 11, and if Landlord does not complete the restoration of the Premises within the greater of (a) twelve (12) months following the Casualty or (b) sixty (60) days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by delays caused by Tenant, its agents or employees, Tenant may terminate this Lease by delivering written notice (“Damage Termination Notice”) to Landlord within ten (10) days following the expiration of such 12-month or 60-day period, as applicable (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s Damage Termination Notice (but not earlier than thirty (30) days nor later than ninety (90) days after the date of such notice) as if such date were the date fixed for the expiration of the Lease Term. If Tenant fails to timely give such Damage Termination Notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto.
     11.4 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State where the Building is located with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. The rights given Tenant under this Article 11 are in lieu of and override any rights that Tenant may have by statute or under other applicable Laws.
ARTICLE 12
NONWAIVER
     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after an event of default shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13
CONDEMNATION
     If the whole or any part of the Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is impaired to the extent that it substantially affects operation of Tenant’s business in the Premises, in each case for a period in excess of two hundred seventy (270) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. No rental abatement shall be granted Tenant for a loss of parking spaces or for the loss of any other portion of the Common Areas, Tenant recognizing that Tenant’s right to use parking spaces and the Common Areas in common with Landlord’s other tenants does not vest in Tenant any leasehold or other ownership interest in any of the parking spaces or Common Areas. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of two hundred seventy (270) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.
ARTICLE 14
ASSIGNMENT AND SUBLETTING
     14.1 Transfers. Tenant shall not (whether directly or indirectly or voluntarily or involuntarily or by operation of Law or otherwise), without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of Law, sublet the Premises or any part thereof, amend or modify any sublease that is consummated in accordance with the terms of this Article 14, permit a subtenant under a sublease that is consummated in accordance with the terms of this Article 14 to further sublease the Premises or any part thereof or to assign the subtenant’s interest under any such sublease in whole or in part by express assignment or by operation of Law or by other means, permit the Premises, or any portion thereof to be use for desk space, mailing privileges or otherwise, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall not be released from any liability or obligations under this Lease and Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (collectively, the “Transfer Review Fees”), within thirty (30) days after written request by Landlord. Concurrently with delivering a Transfer Notice to Landlord, Tenant shall deliver to Landlord an amount equal to $1,000.00, which amount constitutes an advance against the Transfer Review Fees. Tenant shall not structure any proposed Transfer in such a way as to subvert Landlord’s consent rights, recapture rights and/or rights to receive the “Transfer Premium” (as defined below).
     14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed sublease or assignment constituting a Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

     14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, as and when received by Tenant from such Transferee. “Transfer Premium” shall mean all Rent, Additional Rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any free base rent reasonably provided to the Transferee, (ii) any brokerage commissions, legal fees and architectural fees in connection with the Transfer, and (iii) in the case of any sublease, any actual costs incurred by Tenant in separately demising the subleased space. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the rent charged by Tenant to the Transferee (the “Transferee’s Rent”) the Rent paid during each annual period for the Subject Space and the Transferee’s Rent shall be computed after adjusting such rent to the actual effective rent, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.
     14.4 Landlord’s Option as to Recapture Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, Tenant shall have the right to withdraw its Transfer Notice and terminate any proposed Transfer within five (5) days following receipt of the Recapture Notice, in which event the Recapture Notice shall be void and of no further force or effect. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the later of (i) the date stated in the Transfer Notice as the effective date of the proposed Transfer, and (ii) ninety (90) days following the giving of the recapture notice, until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord may, at Tenant’s expense, make such alterations as may be required or deemed necessary by Landlord to physically separate the recaptured portion of the Premises from the balance of the Premises and to comply with any legal requirements or insurance requirements relating to such separation.
     14.5 Effect of Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability or obligation under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within ten (10) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.
     14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (a) any change, transfer, sale, pledge or hypothecation in twenty-five percent (25%) or more of the equity or ownership interests in or assets of Tenant, (b) the dissolution, merger, consolidation or reorganization of Tenant, or (c) the transfer of “Control” (as defined below), however accomplished, whether in a single transaction or in a series of unrelated or related transactions. The term “Control” shall mean the possession of power to direct or cause the direction of the day-to-day operations and/or the management and policy of Tenant, whether through the ownership of voting securities, by statute or by contract.
     14.7 Permitted Transfers. Notwithstanding Section 14.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord: (a) any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant (collectively, an “Affiliate”); (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (i) Tenant’s obligations hereunder are assumed in writing by the Permitted Transferee in form satisfactory to Landlord; and (ii) the Permitted Transferee satisfies the “Net Worth Threshold” (defined below) as of the effective date of the Permitted Transfer; or (c) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant’ assets and/or ownership interests, if the Permitted Transferee satisfies the Net Worth Threshold as of the effective date of the Permitted Transfer. Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing, the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease. No later than ten (10) days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2)

documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. As used herein, the term “Net Worth Threshold” shall mean the proposed Permitted Transferee has a tangible net worth equal to or greater than Tenant as of the Date of the Lease (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises), and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord.
     14.8 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee or the posting or listing of any name other than that of Tenant (whether on the door or exterior wall of the Premises, lobby directory, elevator or elsewhere) shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents in writing to such Transfer.
     14.9 Transfer Taxes. Tenant shall pay any transfer taxes (and other similar charges and fees) that any governmental authority imposes in connection with any Transfer (including, without limitation, any such transfer taxes, charges or fees that a governmental authority imposes in connection with Landlord’s exercising Landlord’s rights to recapture the Subject Space in accordance with Section 14.4 above.
ARTICLE 15
SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES
     15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.
     15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs excepted. Subject to Section 8.2 above, upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed. Further, on or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, close up any slab penetrations in the Premises. Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Any of Tenant’s Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant.
ARTICLE 16
HOLDING OVER
     If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable for the initial one (1) month of such holdover tenancy at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease, and if Tenant continues to hold over with or without the express or implied consent of Landlord, Rent for the second month of such holdover tenancy shall be payable at a monthly rate equal to one hundred seventy five percent (175%) of the Rent applicable during the last rental period of the Lease Term under this Lease, and thereafter if Tenant continues to hold over with or without the express or implied consent of Landlord, Rent shall be payable at a monthly rate equal to two hundred percent (200%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include (a) Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, and (b) Tenant’s failure to remove any Alterations or personal property located within the Premises as required pursuant to the terms of Sections 8.5 and 15.2, above. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any consequential damages, including lost profits to Landlord resulting therefrom.
ARTICLE 17
ESTOPPEL CERTIFICATES
     Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form as may be required by Landlord, Lender or any prospective mortgagee or purchaser of the Project. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes, including reaffirmation of any guaranty. At any time during the Lease Term in connection with any financing, re-financing or sale of the Project, Landlord may require Tenant and any guarantor of this Lease to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, otherwise, such statements shall be certified by the chief financial officer of Tenant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.
ARTICLE 18
SUBORDINATION
     18.1 Subordination. This Lease, and all of the rights of Tenant hereunder, shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (collectively, “Landlord Mortgagee”), require in writing that this Lease be superior thereto. Tenant’s subordination to any future Landlord Mortgagee shall be subject to and conditioned upon Tenant’s receipt of a subordination, non-disturbance and attornment agreement on such Landlord Mortgagee’s customary form, and Tenant shall be responsible for all out-of-pocket expenses, including Landlord Mortgagee’s costs, with respect to such subordination, non-disturbance and attornment agreement. Alternatively, Landlord’s Mortgagee may require Tenant’s interest under this Lease to be superior to such mortgage or deed of trust. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord and/or Landlord’s Mortgagee, execute such further instruments or assurances as Landlord and/or Landlord’s Mortgagee may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.
     18.2 Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving Landlord’s Mortgagee written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Landlord’s Mortgagee (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), if such default can be cured without such Landlord’s Mortgagee taking possession of the mortgaged or leased estate, or (ii) to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Landlord’s Mortgagee or taking possession of the mortgaged or leased estate.

     18.3 Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord), except to the extent that (i) such act or omission continues after the date that the Landlord’s Mortgagee succeeds to Landlord’s interest in the Building, and (ii) such act or omission of such prior landlord is of a nature that the Landlord’s Mortgagee can cure by performing a service or making a repair; (b) bound by any Rent or Additional Rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (i) are expressly provided in this Lease, (ii) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (iii) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event; and (g) bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Landlord’s Mortgagee succeeds to Landlord’s interest in the Building. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to apply the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
     18.4 Non-Disturbance Agreement. Landlord shall use reasonable efforts to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attornment agreement from all existing Landlord’s Mortgagee, in the standard form customarily employed by such Landlord’s Mortgagee, provided that Landlord shall have no liability to Tenant, and the effectiveness of this Lease and the subordination of this Lease to any mortgage, deed of trust or other encumbrance shall not be affected, in the event that it is unable to obtain any such agreements. Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for Landlord’s out-of-pocket costs, including fees charged by Landlord’s Mortgagee and its counsel and other reasonable attorney’s fees and disbursements, incurred in connection with such efforts.
ARTICLE 19
DEFAULTS; REMEDIES
     19.1 Defaults. The occurrence of any of the following shall constitute a default (“Default”) of this Lease by Tenant:
     (a) Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after notice that the same is due; or
     (b) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1(b), any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of ninety (90) days after written notice thereof from Landlord to Tenant; or
     (c) To the extent permitted by Law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy Law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy Law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or
     (d) Abandonment of all or a substantial portion of the Premises by Tenant; or
     (e) The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) Business Days (“Business Days” being defined as calendar days other than Saturdays, Sundays and Holidays) after notice from Landlord; or
     (f) Any information furnished to Landlord by or in connection with the entry of this Lease on behalf of Tenant or any guarantor of this Lease in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made.
     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law. To the extent permitted by Law, Tenant hereby waives service or notice of any demand for payment of rent or possession or default prescribed by statute or ordinance.

     19.2 Remedies Upon Default. Upon or at any time after the occurrence of any Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at Law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies with or without written notice or demand to Tenant except as required hereunder, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:
     (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, to the extent permitted by applicable Law Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:
          (i) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus
          (ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          (iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
          (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
          (v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.
     The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2(a)(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Paragraph 19.2(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank nearest the Project at the time of award plus one percent (1%).
     (b) If Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.
     (c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2(a) and 19.2(b), above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.
     19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
     19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.
     19.5 Recapture of Tenant Inducements. The performance by Landlord of any agreement, concession or grant for “free rent,” waived rent, Rent abatement, a “credit fund” to be applied against Rent otherwise payable hereunder or any grant or payment by Landlord to or for the benefit of Tenant of any cash or other bonus, allowance or other payment or inducement or any assumption of obligations by Landlord to or for the benefit of Tenant given or granted to or for the benefit of Tenant as consideration for execution and delivery of this Lease by Tenant (all such agreements, concessions, grants, payments and assumptions are collectively referred to herein as “Tenant Inducements”) shall be continuously conditional upon Tenant’s full and complete performance of its obligations under this Lease, as this Lease may be amended or extended. Effective immediately upon the occurrence of an event of default by Tenant (i) any provision of this Lease providing for performance of a Tenant Inducement shall be automatically deemed terminated and of no further force or effect and (ii) any Tenant Inducement previously granted, issued, paid or given to or for the benefit of Tenant shall be immediately due and payable by Tenant to Landlord as Rent hereunder.
ARTICLE 20
COVENANT OF QUIET ENJOYMENT
     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.
ARTICLE 21
SECURITY DEPOSIT
     Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 14 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit shall not be considered an advance payment of rent and is not intended to serve as liquidated damages nor to be a measure of Landlord’s damages for any default by Tenant. The Security Deposit may be commingled with other funds of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent, any damages or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. In the event of a sale, lease, or encumbrance of the Building or any part of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, landlord, tenant, or Landlord’s Mortgagee and if the Security Deposit is transferred, Landlord shall thereafter be relieved from any liability concerning the Security Deposit. Additionally, Landlord’s use or application of all or any portion of the Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable Law and shall not be construed as a payment of liquidated damages.
     If (a) Tenant has not previously defaulted in its obligation to pay Rent to Landlord within the time periods set forth in this Lease and (b) no Default exists on either the date Tenant delivers the “Reduction Notice” (as defined below) to Landlord or the date the Landlord is required to deliver to Tenant the amount by which the Security Deposit is to be reduced pursuant to the terms of this Section 21, then, provided that Tenant complies with the provisions of this Section 21, on the third (3rd) anniversary of the Commencement Date, the Security Deposit shall be reduced to Two Hundred Twenty Five Thousand Dollars ($225,000.00). The Security Deposit shall be reduced as follows: Landlord shall, within ten (10) Business Days following notice by Tenant to Landlord that Tenant is entitled to reduce the Security Deposit pursuant to this Section 21, deliver to Tenant the amount by which the Security Deposit is reduced.
     Subject to Landlord’s right to draw down the Security Deposit in accordance with this Article 21, Landlord shall hold the Security Deposit in an account at Midwest Bank, provided that the entire amount of the Security Amount is insured by the Federal Deposit Insurance Corporation (“FDIC”) and the amount is in an interest bearing account. If at any time the entire Security Deposit is not insured by the FDIC, or if Midwest Bank & Trust Co. is no longer the Tenant under this Lease, Landlord has the right to withdraw the Security Deposit and hold such amount in an account designated by Landlord in its sole discretion.
ARTICLE 22
SUBSTITUTION OF OTHER PREMISES
     Landlord shall have the right, in its sole discretion, upon not less than thirty (30) days prior written notice to Tenant, to move the Office Premises to other space in the Project on or above the twenty-seventh (27th) floor of the Building and reasonably comparable in size, layout, finish and glass line (on the east, south and west side of the Building) to the Office Premises (the “Substitute Premises”), and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant prior notice and shall provide Tenant, at Landlord’s sole cost and expense, with tenant improvements reasonably comparable in quality to those in the Office Premises. In addition, Landlord shall be obligated to pay to Tenant an allowance (the “Relocation Allowance”) equal to the reasonable out-of-pocket moving expenses actually incurred by Tenant to move from the Office Premises to the Substitute Premises (including the physical move from the Office Premises to the Substitute Premises and costs for stationery, business cards, invoices, brochures and the like if the address, facsimile or telephone numbers of Tenant or any of its licensees are changed in any manner due to the relocation); provided that, Tenant shall submit to Landlord a detailed description of the type and estimated amount of such moving expenses prior to the move and Landlord shall have consented to such expenses, which consent shall not be unreasonably withheld. Simultaneously with such relocation to the Substitute Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Office Premises.

ARTICLE 23
SIGNS
     Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Office Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Office Premises including in the elevator lobby of the Office Premises, provided that such signs must not be visible from the exterior of the Building. If other tenants occupy space on the floor on which the Office Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Additionally, subject to Landlord’s prior written approval and provided all signs are keeping with the quality, design and style of the Building and Project, Tenant may install identification signage in the lobby of the Building in a location acceptable to Landlord, at its sole cost and expense. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas (other than as set forth below). Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.
     Landlord shall use commercially reasonable efforts to assist Tenant, at Tenant’s sole cost and expense, in obtaining from the City of Chicago the right to install Tenant’s identification signage on the exterior of the Retail Premises above the Retail Premises store front windows facing the exterior of the Building (“Building Signage”). If the city grants such right, the Building Signage shall (1) consist of graphics, materials, color, design, lettering, lighting, size, illumination, and specifications consistent with the quality and nature of the Building, (2) be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and (3) be subject to the receipt of all required governmental permits and approvals and shall be subject to all applicable Laws. The costs of the actual signs comprising the Building Signage and the installation, design, construction, and any and all other costs associated with the Building Signage, including, without limitation, the cost of removing and disposing (or covering, as the case may be) of any existing signage in the locations to be occupied by the Building Signage, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that Landlord shall reasonably cooperate with Tenant to allow Tenant to install, operate, maintain and repair the Building Signage. Should the Building Signage (including any lighting demands) require repairs and/or maintenance, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to commence to be performed within ten (10) days (or such shorted period of time designated by Landlord if the condition of the Building Signage poses any threat to the safety or well being of the Building or any persons or other property as determined by Landlord) after receipt of such notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than ten (10) days to perform, Tenant shall commence such repairs and/or maintenance within such ten (10) day period and shall thereafter diligently prosecute such repairs and maintenance to completion at Tenant’s sole cost and expense. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost of such work from the date of Landlord’s payment of such actual costs to the date of Tenant’s reimbursement to Landlord. On or before the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Building Signage from the Building, and shall cause the areas in which such Building Signage was located to be restored to the condition existing immediately prior to the placement of such Building Signage. If Tenant fails to timely remove such Building Signage or to restore the areas in which such Building Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs reasonably incurred by Landlord in so performing, plus interest at the “Default Rate” (defined below) from the date of Landlord’s payment of such costs to the date of Tenant’s reimbursement to Landlord, shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of an invoice therefor. The terms of this Section 23 shall survive the expiration or earlier termination of this Lease. All of the rights contained in this Section 23 shall be personal to the original Tenant named in this Lease.
ARTICLE 24
COMPLIANCE WITH LAW
     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any Law now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all Laws. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with establishment, regulations and enforcement of occupational, health or safety standards for employers, employees landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. Any such repairs or alterations shall be made at Tenant’s expense by Tenant (1) in compliance with Article 8 if such repairs or alterations are nonstructural and do not affect any Building System, or (2) by Landlord if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any legal requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything in this Article 24 to the contrary, Tenant shall not be responsible for any structural changes to the “Base Building” (as defined in the Work Letter) unless such changes are triggered by Tenant’s non-standard office improvements to the Premises and/or unique use or manner of use of the Office Premises (i.e., for other than general office use) or Retail Premises (i.e., for other than general branch banking use).
ARTICLE 25
LATE CHARGES
     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) Business Days after Notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder (provided, however, Landlord shall not be obligated to provide Tenant Notice of any past due installment of Rent or other sum due from Tenant more than one (1) time during any twelve (12) month period). The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at Law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) Business Days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Default Rate”) equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the highest rate permitted by applicable Law.
ARTICLE 26
LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
     26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1(b), above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Notwithstanding the foregoing, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any legal requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord.
     26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to Law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.
ARTICLE 27
ENTRY BY LANDLORD
     Landlord reserves the right at all reasonable times and upon reasonable notice (which notice may be telephonic) to Tenant (except in the case of an emergency, in which event no notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, brokers, investors or tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building Systems. Landlord shall have the right to install, use and maintain ducts, cabling, pipes and conduits in and through the Premises, provided that (a) such ducts, cabling, pipes and conduits are concealed within or above partitioning columns, walls or ceilings, except that if such ducts, cabling, pipes or conduits are installed in areas that are utility areas (such as storage areas, mailrooms or mud rooms), then such ducts, cabling, pipes or conduits may also be installed on partitioning walls, columns or ceilings, (b) such ducts, cabling, pipes and conduits do not reduce the usable area of the Premises by more than a de minimis amount, and (c) Landlord installs such ducts, cabling, pipes and conduits in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) to the extent permitted by applicable Law, take possession due to any breach of this Lease in the manner provided herein; or (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations in connection with any entry by Landlord pursuant to this Article 27.
ARTICLE 28
TENANT PARKING
     Tenant shall rent from Landlord, commencing on the Commencement Date, the amount of parking passes set forth in Section 15 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis an amount equal to ninety-five percent (95%) of the prevailing rate charged from time to time at the location of such parking passes. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking, at Tenant’s sole cost. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any Law to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.
ARTICLE 29
MISCELLANEOUS PROVISIONS
     29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
     29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.
     29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

     29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor.
     29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease. Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer. Such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to Landlord’s Mortgagee as additional security. Tenant agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder unless and until such Landlord’s Mortgagee succeeds to Landlord’s interest under this Lease.
     29.6 Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.
     29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.
     29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.
     29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
     29.10 Time of Essence. Whether or not so specified in any particular provision of this Lease, time is of the essence with respect to the performance by Tenant of every provision of this Lease in which time of performance by Tenant is a factor.
     29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Law.
     29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord or any employee, broker or agent of Landlord, which is not set forth herein or in one or more of the exhibits attached hereto.
     29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.
     29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.
     29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.
     29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God and adverse weather, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, terrorism, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
     29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
     29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, by nationally recognized overnight courier or delivered personally, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 16 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made or attempted to be made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s Mortgagee (by assignment of rents or otherwise), Tenant shall give to such Landlord’s mortgagee written notice of any default by Landlord. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the addresses listed in Section 17 of the Summary.
     29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
     29.20 Authority. Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the Laws of Illinois, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.
     29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.
     29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of Illinois. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN ILLINOIS, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE

PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.
     29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease the Premises to Tenant or reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
     29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 18 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under Tenant. Tenant’s Broker shall be compensated pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker.
     29.25 Independent Covenants. This Lease shall be construed as though the covenants herein (including, without limitation, Tenant’s obligation to pay Rent) between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
     29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.
     29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.
     29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.
     29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
     29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, Law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any Claims arising from Tenant’s breach of this warranty and representation.
     29.31 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and licensed contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental Laws, (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition, and Landlord further reserves the right upon the expiration or earlier termination of the Lease Term to require that Tenant remove any Lines installed by or on behalf of Tenant and repair any damage in connection with such removal, all at Tenant’s cost. Additionally, Tenant must use Montgomery Technologies (or another provider approved by Landlord) in the Building risers.

     29.32 Construction of Project and Other Improvements. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter, if applicable. Tenant acknowledges that Landlord may renovate, improve, alter, or modify (collectively, the “Renovations”) portions of the Project, the Building and/or the Premises including without limitation the parking structure, if any, Common Areas, systems and equipment, roof, and structural portions of the same following Tenant’s occupancy of the Premises, and that such Renovations may result in excess levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.
     29.33 Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.
     29.34 Limitation on Remedies. Notwithstanding anything to the contrary in this Lease, if (i) this Lease obligates Landlord to not unreasonably withhold, condition or delay Landlord’s consent or approval for a particular matter, (ii) Landlord withholds, delays or conditions its consent or approval for such matter, and (iii) Tenant believes that Landlord did so unreasonably, then Tenant’s sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease.
     29.35 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.
     29.36 ATM Rights. Provided that (i) this Lease shall not have been terminated, (ii) Tenant shall not be in Default under this Lease, and (iii) Tenant shall occupy the entire Retail Premises, Tenant shall have the exclusive right (“Tenant’s Exclusive”) to lease from Landlord, beginning on the Retail Premises Commencement Date, certain premises for the operation of an ATM in the west side of the lobby of the Building in a location determined by Landlord in its sole discretion (the “ATM Premises”). Tenant’s Exclusive shall, beginning on the first day after the second (2nd) anniversary of the Retail Premises Commencement Date, not apply to, and Tenant shall have no right to enforce the provisions of this Section 29.36 with respect to any tenant’s lease entered into after the Date of this Lease for (a) no less than two (2) full floors, or (b) no less than 50,000 rentable square feet in the Building. Tenant’s Lease of the ATM Premises shall be subject to all of the terms and provisions of this Lease, except as otherwise set forth in this Section 29.36. Tenant shall accept the ATM Premises in its “as-is” condition.
     The Base Rent for the ATM Premises shall be Six Hundred Dollars ($600.00) per month, with four percent (4%) annual increases on each anniversary of the date Tenant exercises the Tenant’s Exclusive thereafter. The Base Rent for the ATM Premises shall be paid in accordance with Section 3.1 of this Lease.
     In the event that it is determined that this Section 29.36 is found by a court of competent jurisdiction to violate any state or federal law or regulation or that same is unenforceable, at the present time or any time in the future, this covenant shall be void as of the date of such determination and of no further force and effect, and with respect to same, Tenant hereby covenants and agrees with Landlord that it shall indemnify and hold Landlord harmless with respect to any penalties, fines, judgments, damages or recoveries had or imposed by any party against Landlord arising out of this Section 29.36. Tenant agrees that this Lease shall not be adversely affected and there shall be no abatement of Base Rent for the Offices Premises or Retail Premises or Additional Rent charge payable hereunder as a result of the unenforceability of this covenant, it being understood and agreed that Landlord makes no representation or warranty as to its validity or enforceability.
     Except as expressly set forth in this Section 29.36, if (i) Tenant ceases to operate the ATM Premises, (ii) Tenant is in Default under this Lease, or (iii) Tenant is not occupying the Retail Premises, then Landlord shall have the right to stop recognizing Tenant’s Exclusive and Tenant’s Exclusive shall be null and void for the remainder of the term of this Lease.
     Notwithstanding any language contained in this Lease to the contrary, in the event that Landlord enters into a lease for premises within the Building with a tenant in violation of Tenant’s Exclusive and Landlord fails to cure such Landlord violation within ten (10) days following the date on which Landlord receives written Notice from Tenant specifying such Landlord violation, then Tenant shall have such rights and remedies against Landlord as may be available hereunder, at law or in equity, other than the right to seek lost profits or consequential damages. It is understood and agreed that in the event of violation of Tenant’s Exclusive pursuant to this paragraph and Landlord’s failure to timely cure, Tenant would be subject to irreparable harm and shall be authorized and entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as other equitable relief without posting a bond, cash or other security, which rights and remedies shall be cumulative and in addition to other damages or other relief sought. If the aforementioned injunctive relief is granted to Tenant by the court, Tenant shall be entitled to recover from Landlord any costs, expenses and attorneys fees incurred in pursuing said injunctive relief.
     The costs of the actual ATM and related equipment in the ATM Premises and the installation, design, construction and any and all other costs associated with the ATM Premises, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant. On or before the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the ATM and related equipment from the ATM Premises, and shall cause the area to be restored to the condition existing as of the Date of this Lease. The terms of this Section 29.36 shall survive the expiration or earlier termination of this Lease. All of the rights contained in this Section 29 shall be personal to the original Tenant named in this Lease.
     29.37 Sound. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant respecting the sound levels in the Premises. Tenant acknowledges that Landlord may construct, install or permit a gymnasium or work-out facility in the Building (the “Gym”) and that such Gym may result in excess levels of noise in the Premises. Tenant hereby agrees that such Gym and Landlord’s actions in connection with such Gym shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such Gym. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Gym, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Gym or Landlord’s actions in connection with the Gym, or for any inconvenience or annoyance occasioned by the Gym or Landlord’s actions. Notwithstanding the foregoing, if, within eighteen (18) months after the installation of the Gym, or within eighteen (18) months of a reconfiguration of existing equipment or installation of new equipment in the Gym, Tenant provides Notice to Landlord that the Gym is causing unreasonable levels of noise or vibration that materially and adversely affect Tenant’s use of the Premises, then Landlord shall use commercially reasonable efforts to minimize such unreasonable levels of noise and/or vibration; provided, however, Landlord’s commercially reasonable efforts do not require Landlord to spend more than Twenty Five Thousand Dollars ($25,000.00) in the aggregate. In order to control adverse sound from free weights being dropped on the floor of the Gym, Landlord agrees not to provide or make available free weights in the Gym over the Lease Term.
ARTICLE 30
STATE LAW PROVISIONS
     30.1 Remedies. In connection with Landlord exercising its remedy set forth in Section 19.2.2 of this Lease, Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent, for such time (which may extend beyond the Lease Term) and such other terms as Landlord shall determine and shall not be required to accept any tenant offered by tenant or observe any of Tenant’s instructions.
     30.2 Conflicts. To the extent of any conflicts or inconsistencies between the terms and provisions of this Article 30 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Article 30 shall control.
ARTICLE 31
RIGHT OF FIRST OFFER
     (a) As used herein:
     “Available” means, as to any space, that such space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party; provided, that any space that is vacant on the date of this Lease shall not be deemed Available unless and until such space is first leased to another tenant and then again becomes Available. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Section 31 is subordinate to (x) any right of offer, right of first refusal, renewal right, expansion right or similar right or option in favor of any third party existing as of the date of this Lease and (y) Landlord’s right to renew or extend the term of any lease to another tenant, whether or not pursuant to an option or right set forth in such lease.
     “Offer Period” means the Lease Term.
     “Offer Space” means any Available space on the thirty first (31st) floor of the Building.
     (b) Provided (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease, and (iii) Tenant shall occupy the entire Premises, if at any time during the Offer Period the Offer Space either becomes, or Landlord reasonably anticipates that within the next twelve (12) months

(but not later than the last day of the Offer Period) the Offer Space will become, Available, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (A) Landlord’s determination of the Fair Offer Rent for such Offer Space, (B) the date or estimated date that the Offer Space has or shall become Available and (C) such other matters as Landlord may deem appropriate for such Offer Notice. “Fair Offer Rent” shall be equal to an amount equal to the rate being charged to new tenants for comparable space in the Project or, if comparable transactions do not exist in the Project, then an amount that landlords of the comparable buildings (as determined by Landlord) have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, nonrenewal, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, floor location, view and floor height) of a comparable size, for a nonrenewal term equal to the term set forth in the Offer Notice and commencing as of the first day of the Offer Space Inclusion Date, which annual rent per square foot shall take into account and make adjustment for the existence, timing and amount of any increases in rent following term commencement in the comparison transactions, and shall at all times take into consideration and make adjustment for all other material differences in all terms, conditions or factors applicable to the transaction in question hereunder or applicable to one or more of the comparison transactions used to determine the Fair Offer Rent which a sophisticated tenant or sophisticated landlord would believe would have a material impact on a “fair market rental” determination; provided, however, that (i) the rent for all comparison transactions shall be grossed up or adjusted to reflect the net payment of operating expenses and taxes, (ii) the presence, amount or absence of brokerage commissions in either the subject transaction or the comparison transactions shall be considered, (iii) any rent abatement or other free rent of any type provided in comparison transactions for the period of the performance of any tenant improvement work (i.e., any “construction period”) shall be disregarded, and (iv) any tenant improvements or allowance provided for in comparable transactions shall be taken into account, and the value, if any, to Tenant of any existing improvements in the Premises shall be taken into account in the calculation of the Fair Offer Rent. If in determining the Fair Offer Rent for a subject transaction hereunder, it is determined that free rent or cash allowances (collectively, “Concessions”) should be granted, Landlord may, at Landlord’s sole option, elect all or any portion of the following: (A) to grant some or all of the Concessions to Tenant as free rent or as an improvement allowance, or (B) to adjust the monthly installments of the applicable Fair Offer Rent to be an effective rental rate which takes into consideration and deducts from monthly rent the amortized amount of the total dollar value of such Concessions, amortized on a straight line basis over the remainder of the Lease Term (in which case the Concessions so amortized shall not be granted to Tenant).
     (c) Provided that on the date that Tenant exercises the Offer Space Option and on the Offer Space Inclusion Date (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease, and (iii) Tenant shall occupy the entire Premises, Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is five (5) Business Days after the giving of the Offer Notice (time being of the essence) to include the Offer Space in the Premises. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s determination of the Fair Offer Rent, and if Tenant disputes Landlord’s determination of the Fair Offer Rent, the Acceptance Notice shall set forth Tenant’s determination thereof. If Tenant fails timely to object to Landlord’s determination in the Acceptance Notice and to set forth Tenant’s determination, then Tenant shall be deemed to have accepted Landlord’s determination.
     (d) If Tenant timely delivers the Acceptance Notice, then, on the date on which Landlord delivers vacant possession of the Offer Space to Tenant (the “Offer Space Inclusion Date”), the Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (i) Base Rent shall be increased by the Fair Offer Rent, (ii) Tenant’s Share shall be increased by the appropriate percentage amount, (iii) Landlord shall not be required to perform any other work, to pay any tenant improvement allowance or any other amount, or to render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy or to provide any abatement of Base Rent or Additional Rent, and Tenant shall accept the Offer Space in its “as is” condition on the Offer Space Inclusion Date and (iv) as may be otherwise set forth in the Offer Notice.
     (e) If in the Acceptance Notice Tenant disputes Landlord’s determination of Fair Offer Rent, and Landlord and Tenant fail to agree as to the amount thereof within twenty (20) days after the giving of the Acceptance Notice, then within thirty (30) days after Landlord’s receipt of the Acceptance Notice, Tenant shall submit to Landlord Tenant’s determination of the Fair Offer Rent and Landlord shall submit to Tenant Landlord’s determination of the Fair Offer Rent and such determinations, shall be submitted to arbitration (as Tenant’s and Landlord’s “submitted FOR,” respectively) in accordance with the following:
          Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class high-rise office buildings in the Downtown Chicago, Illinois area, and who shall not have been employed or engaged by the appointing party during the immediately preceding two (2) year period. The determination of the arbitrators shall be limited solely to the issue as to whether Landlord’s or Tenant’s submitted FOR is the closest to the actual FOR, as determined by the arbitrators, taking into account the requirements of this Section 31. Each such arbitrator shall be appointed within forty five (45) days after Landlord’s receipt of the Acceptance Notice.
     The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first class high-rise office buildings in the Downtown Chicago, Illinois area and who shall not have been employed or engaged by Landlord or Tenant during the immediately preceding two (2) year period.
     The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FOR and shall notify Landlord and Tenant thereof.
     The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant, shall be in writing and shall be non-appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. A judgment or order based upon such award may be entered in any court of competent jurisdiction. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease.
     If either Landlord or Tenant fails to appoint an arbitrator within forty five (45) days after Landlord’s receipt of the Acceptance Notice, the arbitrator appointed by the other shall solely render a decision as to the FOR, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
     If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be promptly submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 31.
     The cost of arbitration shall be paid by Landlord and Tenant equally.
     If the dispute shall not have been resolved on or before the Offer Space Inclusion Date, then pending such resolution, Tenant shall pay as annual fixed rent for the Offer Space the Fair Offer Rent as determined by Landlord. Within twenty (20) days after the final determination of Fair Offer Rent, an adjustment, if any, required to correct the amounts previously paid on account thereof shall be made by the appropriate party.
     (f) If Landlord is unable to deliver possession of the Offer Space to Tenant for any reason on or before the date on which Landlord anticipates that the Offer Space shall be Available as set forth in the Offer Notice, the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired.
     (g) If Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of the Offer Space with third parties on such terms and conditions as Landlord shall determine, the Offer Space Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to offer the Offer Space to Tenant, and (ii) Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant’s waiver of, and extinguishing, the Offer Space Option, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) above.
     (h) Promptly after the occurrence of the Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of the Offer Space in the Premises in accordance with this Section 31.
     (i) Anything in this Lease to the contrary notwithstanding this Section 31 shall be null and void and of no force or effect if (i) Original Tenant is no longer the Tenant under this Lease, (ii) Tenant at any time fails to occupy at least 100% rentable square feet in the Premises or (iii) Tenant shall at any time be in default under this Lease beyond any applicable period of grace.
[Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD” BROADWAY 500 WEST MONROE FEE LLC, a Delaware limited liability company
By:
Name:
Its:

“TENANT” MIDWEST BANK & TRUST, CO., an Illinois corporation
By:
Name:
Its:

By:
Name:
Its:

EXHIBIT A

OUTLINE OF OFFICE AND RETAIL PREMISES

SUITE 3100
MID RISE ELEVATOR LOBBY
WOMEN
WOMEN
MEN
MEN
TEL.
TEL.
TEL.
MONROE STREET
CANAL STREET

A-1

A-2

EXHIBIT B

ADDITIONAL RENT DEFINED
1. Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit B, the following terms shall have the meanings hereinafter set forth:
     1.1 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”
     1.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.
     1.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof (including allocations to the Project from Costs Pools, as provided below). Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and any deductible amounts; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or any instrument pertaining to the sharing of costs by the Building or Project, or any portion thereof; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) amortization in accordance with generally accepted accounting principles of the costs of capital expenditures and reasonable financing charges for (A) items that are primarily for the purpose of (1) reducing or avoiding increases in Operating Expenses in Landlord’s good faith estimate, or (2) promoting the health, safety or wellbeing of the Building and/or its occupants, and/or their contractors, agents, invitees and guests, (B) replacing, modifying and/or adding improvements or equipment mandated by any Governmental Requirement enacted or which take effect after the date of this Lease and any repairs, disposals or removals necessitated thereby (including, but not limited to, the cost of complying with Access Laws, or (C) any other cost or expense necessary to carry out Landlord’s maintenance, repair, replacement and other obligations under this Lease; provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (xiv) snow removal cost; and (xv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 1.4, below. The following costs and expenses shall be excluded from Operating Expenses: (a) expenses relating to leasing space in the Building (including tenant improvements, leasing and brokerage commissions and advertising expenses); (b) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building; (c) capital items not specifically permitted by this Section 1.3; (d) Tax Expenses; (e) costs of restoring any portion of the Project following a casualty, but only to the extent of any amounts actually received by Landlord on account of proceeds of insurance; (f) except to the extent specifically provided in this Section 1.3, depreciation or payments of principal and interest on any mortgages upon the Building; (g) payments of ground rent pursuant to any ground lease covering the Building; (h) the costs of any service or facility provided to any other tenant or occupant in the Building which either (I) Landlord is not obligated to supply or furnish to Tenant or (II) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge; (i) the cost of any work performed for any other tenant or occupant in the Building which either (I) is not performed for Tenant or (II) is performed for Tenant pursuant to the terms of this Lease with separate or additional charge (but Landlord shall have the right to “gross-up” as if the floor was vacant); (j) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent third parties for goods and services of like kind in connection with the operation, repair, cleaning, maintenance, management and security of the Building; (k) the cost of capital improvements (except as provided in section (xiii) above); (l) painting or decorating other than in the common areas of the Building; (m) the cost of improving or renovating space for tenants (including Tenant) or space vacated by any tenant (including Tenant); (n) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in clause (m) above; (o) ground rent; (p) repairs necessitated by the gross negligence or willful misconduct of Landlord; (q) costs of enforcement of leases; (r) compensation paid to officers or executives of Landlord above the level of building manager; (s) legal fees or other professional or consulting fees or space planning fees; (t) overtime HVAC costs or electricity costs if charged separately to other tenants in the Building; (u) amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs; (v) the cost of correcting defects in the initial construction of the Building; (w) costs incurred in connection with the original construction of the Building or in connection with any major addition in the Building, such as adding or deleting floors or Common Areas; (x) costs for which any tenant directly contracts with local providers, costs for which the Landlord is reimbursed by any tenant or occupant of the Building (other than reimbursement for Operating Expenses) or by insurance by its carrier or any tenant’s carrier or by anyone else and expenses in connection with services or other benefit which are not offered to the Tenant; (y) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (z) Landlord’s general corporate overhead and general and administrative expenses and other costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership or corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the action’s of the tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building, and costs incurred in connection with any disputes, including but not limited to any disputes between landlord and its employees, between Landlord and Building Management, or between Landlord and other tenants; (aa) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; (bb) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting, or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any Common Areas of the Building or parking facilities); (cc) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which, if purchased, would be excluded from Operating Costs as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Building; (dd) costs for purchasing, installation or replacing artwork; (ee) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid; (ff) costs arising from the gross negligence or willful misconduct of Landlord; (gg) costs arising from Landlord’s charitable or political contributions; (hh) interest, fines, late fees, collection costs, legal fees or penalties assessed as a result of Landlord’s failure to make payments in a timely manner or to comply with applicable Laws, including regarding the payment of taxes, or to comply with the terms of any lease, mortgage, deed of trust, ground lease, private restriction or other agreement; and (ii) any cost expressly excluded from Operating Expenses elsewhere in this Lease.
     If during any or all of a portion of any Expense Year, Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses which vary according to the occupancy of the Building for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety five percent (95%) occupied (and if an expense is adjusted, Landlord shall highlight the amount in the annual “Statement,” as defined below); and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Notwithstanding the foregoing, in no event shall Landlord gross up Tax Expenses or insurance costs pursuant to this paragraph.
     1.4 Taxes. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, occupancy tax, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, ad valorem taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, including any allocation from Cost Pools.
     Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax for any services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants all whether charged or assessed by the United States of America, the state in which the Project is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Project; (iii) any increase in assessment, tax, fee, levy or charge resulting from any sale, refinancing or other change in ownership of the Building, the Project or any portion thereof; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.
     Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. If any Taxes paid by Landlord and previously included in Tax Expenses are refunded, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant’s Share. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 1.4 (except as set forth in Section 1.4(i), above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), and (ii) any items included as Operating Expenses.
     1.5 “Tenant’s Share” shall mean the percentage set forth in Section 12 of the Summary of the Lease. Tenant’s Share shall be calculated by dividing the number of square feet of rentable area in the Premises by the number of square feet of rentable area in the Building, and expressing such quotient in the form of a percentage.
2. Allocation of Direct Expenses. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, the residential space of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants and/or owners within such Cost Pool in a reasonable manner (if not provided for pursuant to separate agreement).
3. Calculation and Payment of Additional Rent. For each Expense Year ending or commencing within the Lease Term Tenant shall pay to Landlord, in the manner set forth in Section 4, below, as Additional Rent, an amount equal to: (a)Tenant’s Share of Operating Expenses for such Expense Year (the “Operating Expense Amount”), and (b) Tenant’s Share of Tax Expenses for such Expense Year (the "Tax Expense Amount,” together with Operating Expense Amount, the “Expense Amount”).
4. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to deliver to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Operating Expenses or Taxes or both for such preceding Expense Year and which shall indicate the amount of the Operating Expense Amount and the Tax Expense Amount, as applicable. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term Tenant shall pay, with its next installment of Base Rent due, the full amount of the Expense Amount for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Expense Amount,” as that term is defined in Section 5, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit B. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall promptly pay to Landlord such amount. The provisions of this Section 4 shall survive the expiration or earlier termination of the Lease Term. Tenant waives and releases any and all objections or claims relating to Direct Expenses for any calendar year unless, within sixty (60) days after Landlord provides Tenant with the annual Statement for the calendar year, Tenant provides Landlord written notice that it disputes the Statement (which notice shall specify in detail the reasons for such dispute as to a particular item or items). If Tenant disputes the Statement then, pending resolution of the dispute, Tenant shall pay the rent in question to Landlord in the amount provided in the disputed Statement.
5. Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to deliver Tenant a statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Expense Amount (the “Estimated Expense Amount”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expense Amount under this Exhibit B, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Expense Amount theretofore delivered to the extent necessary. Following Landlord’s service of an Estimate Statement, Tenant shall pay monthly in advance to Landlord, together with Base Rent installments, one-twelfth (1/12th) of the Estimate Expense Amount shown in the Estimate Statement. If Landlord sends an Expense Statement, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expense Amount for the then-current Expense Year shown in such Expense Statement (reduced by any amounts Estimated Expense Amount previously paid for such Expense Year). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until an Estimate Statement is furnished for any Expense Year (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expense Amount set forth in the previous Estimate Statement delivered by Landlord to Tenant.
6. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s furniture, fixtures, equipment and any other personal property located in or about the Premises. If any such taxes on Tenant’s furniture, fixtures, equipment and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.
     If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 5, above.
     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

EXHIBIT C

WORK LETTER
          THIS WORK LETTER AGREEMENT (this “Work Letter”) is attached as Exhibit “C” to that certain Office Lease (the “Lease”) by and between Broadway 500 West Monroe Fee LLC, a Delaware limited liability company (“Landlord”) and Midwest Bank & Trust, Co., an Illinois corporation (“Tenant”). All capitalized terms used herein not otherwise defined herein shall have the meanings attributed to such terms in the Lease.
SECTION 1
PREPARATION OF THE CONSTRUCTION DRAWINGS
     1.1 Selection of Tenant’s Architect and the Engineers. Tenant shall engage (a) a qualified interior architect reasonably approved in advance by Landlord, which approval shall not be unreasonably withheld, within three (3) Business Days of Landlord’s receipt of reasonably, detailed information relating to such architect (“Tenant’s Architect”) to prepare the Construction Drawings (defined below) and (b) engineering consultants reasonably approved in advance by Landlord (the “Engineers”), which approval shall not be unreasonably withheld, to prepare all engineering plans and drawings for the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work relating to the Tenant Improvements (defined below).
     1.2 Final Space Plan. Tenant and Tenant’s Architect shall prepare and deliver to Landlord for Landlord’s approval four (4) copies signed by the Tenant of the final space plan for all Tenant Improvements (defined below) in the Premises (“Final Space Plan”), which Final Space Plan shall reflect a layout and description of all offices, rooms and other partitions, their intended use, and the equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall, within a reasonable period after Landlord receives such Final Space Plan, (i) approve the Final Space Plan, (ii) approve the Final Space Plan subject to specified conditions to be complied with in connection with the Final Working Drawings (defined below), or (iii) disapprove the Final Space Plan. If Landlord disapproves the Final Space Plan, within three (3) Business Days of receipt of such disapproval, Tenant shall make all changes thereto required to satisfy Landlord’s required revisions and shall resubmit to Landlord for approval such revised Final Space Plan, with the foregoing procedure to be repeated until the Final Space Plan is ultimately approved by Landlord.
     1.3 Final Working Drawings. Based upon the Final Space Plan approved by Landlord (and any conditions of approval thereof imposed by Landlord), after Landlord’s approval of the Final Space Plan, Tenant shall cause the Tenant’s Architect and the Engineers to complete and deliver to Landlord for Landlord’s approval four (4) copies of complete fully coordinated architectural and (to the extent required) structural, mechanical, electrical and plumbing working drawings and specifications for the Tenant Improvements in a form which is sufficiently complete to allow all subcontractors to bid on the work shown therein and to obtain all applicable Permits (defined below) (collectively, the “Final Working Drawings”). Landlord shall, within ten (10) Business Days after Landlord receives the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Tenant prior to submission of the same by Tenant for the Permits, or (iii) disapprove and return the same to Tenant with the changes required to be made to the Final Working Drawings in order to correct any problem on which Landlord’s disapproval shall be based and shall return the Final Working Drawings to Tenant. If Landlord disapproves the Final Working Drawings, within five (5) Business Days of receipt of such disapproval, Tenant shall make all changes thereto required to satisfy Landlord’s required revisions and shall resubmit to Landlord such Final Working Drawings, with the foregoing procedure to be repeated until the Final Working Drawings are ultimately approved by Landlord (as so approved, the “Approved Working Drawings”). The Approved Working Drawings and all parts or components thereof are sometimes referred to herein as the “Construction Drawings.”
     1.4 Changes in the Construction Drawings. No changes, modifications or alterations in the Construction Drawings or in the Tenant Improvements contemplated thereby (a “Change”) may be made by Tenant without the prior written consent of Landlord, provided, however, that Landlord may withhold its consent in its sole discretion to any change which in Landlord’s judgment would directly or indirectly delay Substantial Completion (defined below) of the Premises.
     1.5 Tenant Improvements. The term “Tenant Improvements” means all improvements, fixtures and equipment to be permanently affixed to the Premises pursuant to this Work Letter. Any approval or consent of Landlord hereunder with respect to any portion or component of the Construction Drawings or the Tenant Improvements shall be granted or withheld on the basis of such standards as Landlord shall establish in good faith from time to time.
     1.6 Changes to Base Building. If the Approved Working Drawings or any amendment thereof or supplement thereto shall require changes to the Base Building (or Building Systems), then Landlord shall make such changes to the Base Building (or Building Systems) and the cost thereof will be paid by Tenant or charged against the Allowance Amount.
     1.7 MEP Drawings. To the extent that Tenant builds the Tenant Improvements on a design-build basis, the following provisions will apply:

          (a) Preparation and Delivery. Prior to commencing any mechanical, electrical or plumbing portion of the Tenant Improvements, Tenant shall provide to Landlord for its approval final mechanical, electrical and plumbing drawings, prepared by a licensed mechanical, electrical and plumbing contractor, of all mechanical, electrical and plumbing improvements that Tenant proposes to install in the Premises; such mechanical, electrical and plumbing drawings shall include drawings for any modifications to the mechanical, electrical, life safety and plumbing and any other systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.
          (b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted mechanical, electrical and plumbing drawings within ten (10) Business Days after Tenant’s submission thereof, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord disapproves of such mechanical, electrical and plumbing drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within ten (10) Business Days after such notice, revise such mechanical, electrical and plumbing drawings in accordance with Landlord’s objections and submit the mechanical, electrical and plumbing drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted mechanical, electrical and plumbing drawings within five Business Days after its receipt thereof. This process shall be repeated until the mechanical, electrical and plumbing drawings have been finally approved by Landlord and Tenant.
SECTION 2
COST OF THE TENANT IMPROVEMENTS
     2.1 Allocation of Costs; Allowance Amount. Landlord shall bear all Tenant Improvement Costs (defined below) to the extent the total Tenant Improvement Costs do not exceed an amount (the “Allowance Amount”) equal to Nine Hundred Twenty Four Thousand Seven Hundred Twenty Eight Dollars ($56 per rentable square foot). Tenant shall bear all Tenant Improvement Costs (defined below) (and all other costs or expenses incurred by Tenant in connection with the design and construction of the Tenant Improvements) in excess of the Allowance Amount (“Excess Tenant Improvement Costs”) in accordance with the provisions of this Work Letter. Notwithstanding any provision of this Work Letter to the contrary, Landlord shall have no obligation hereunder to make any payments or disbursements, or incur any obligation to make any payment or disbursement in connection with the design and construction of the Tenant Improvements, in a total amount which exceeds the Allowance Amount.
     In addition to the Allowance Amount, Landlord shall make available to Tenant a one-time space planning allowance (the “Space Planning Allowance”) in an amount not to exceed Two Thousand Six Hundred Forty Three and 42/100 Dollars ($2,643.42) for the cost of preparing the Final Space Plan. The Space Planning Allowance shall be disbursed to Tenant within ten (10) Business Days after Tenant delivers the Final Space Plan to Landlord for Landlord’s review and approval (whether or not Landlord approves such Final Space Plan). Landlord shall have no obligation or liability in connection with the preparation of the Final Space Plan in excess of the Space Plan Allowance.
     2.2 Payment of Excess Tenant Improvement Costs by Tenant.
          (a) Tenant shall pay, simultaneously with each payment made by Landlord pursuant to Section 4.2 hereof, a percentage of each amount to be paid to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the “Over-Allowance Amount,” as such term is defined below, divided by the amount of the Final Costs (as defined below). For purposes hereof, the “Over-Allowance Amount” shall be equal to the difference between the amount of the Final Costs and the amount of the Allowance Amount (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant on a prorata basis with Landlord consistent with the manner in which the initial Over-Allowance Amount is paid.
          (b) Tenant shall not be entitled to any credit against or abatement of Rent in the event the Allowance Amount exceeds total Tenant Improvement Costs. In any event, at all times Tenant shall pay and satisfy in full on a timely basis all obligations for payment incurred by Tenant in connection with the design and construction of the Tenant Improvements.
      2.3 Selection of the Contractor; Construction Contract and Cost Budget.
     Tenant shall select a general contractor reasonably approved in advance by Landlord (“Contractor”) for construction of the Tenant Improvements. Prior to Tenant’s execution of the construction contract and general conditions with the Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the Tenant Improvement Costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”).

SECTION 3
CONSTRUCTION
     3.1 Permits. Upon approval by Landlord of the Approved Working Drawings, Tenant shall cause Tenant’s Architect and the Engineers to submit the same to the appropriate governmental entities and otherwise apply for all applicable building and other permits and approvals (collectively, “Permits”) necessary or required for the Contractor to commence, perform and fully complete the construction of the Tenant Improvements (and to permit Tenant to legally occupy the Premises) and Tenant shall cause all of the Permits to be fully issued promptly following Landlord’s approval of the Approved Working Drawings. Neither Landlord nor any Landlord Parties shall have any obligation or liability to Tenant if any Permit (including, without limitation, any building permit, certificate of occupancy, or equivalent) is not timely issued to Tenant; provided, however, at Tenant’s request, Landlord shall cooperate (at no cost to Tenant) with all reasonable Tenant requests to execute Permit applications and similar ministerial acts.
     3.2 Tenant’s Retention of the Contractor. Tenant shall retain the Contractor selected pursuant to Section 2.3 to construct the Tenant Improvements in accordance with the Approved Working Drawings. Tenant’s Architect, Engineers and all subcontractors, laborers, materialmen, and suppliers utilized by Tenant or Contractor in connection with the design and construction of the Tenant Improvements, including but not limited to those performing HVAC or electrical work (such subcontractors, laborers, materialmen, and suppliers, and the Contractor are sometimes collectively referred to herein as “Tenant Agents”) must be approved in writing by Landlord, which approval shall, subject to Sections 1.1, 2.3 and this Section 3.2, not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval. Notwithstanding, the foregoing, Landlord reserves the right to designate the subcontractor or subcontractors to perform particular trades (or components of) the Tenant Improvements such as fire/life safety and structural. Tenant hereby waives all claims against Landlord, and Landlord shall have no responsibility or liability to Tenant, on account of any nonperformance or any misconduct of any Contractor (or any subcontractor thereof) for any reason.
     3.3 General Conditions for Tenant’s Agreements and Construction of the Tenant Improvements.
          (a) Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with each of the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenants Improvements to Landlord and Contractor and Contractor shall, within five (5) Business Days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant, Contractor and each of Tenant’s Agents shall abide by all construction rules and regulations issued from time to time by Landlord with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter relevant to this Work Letter or the construction of the Tenant Improvements hereunder.
          (b) Tenant’s indemnity of Landlord as set forth in Article 10 of the Lease shall also apply with respect to any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the design or construction of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment submitted by any Tenant’s Agent to Tenant. Such indemnity by Tenant, as set forth in Article 10 of the Lease, shall also apply with respect to any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to commence and/or complete the Tenant Improvements, and (ii) to enable Tenant to obtain any Permit or the certificate of occupancy for the Premises.
          (c) Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvements. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall be discovered as defective within such one (1) year period. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract and each relevant subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to deliver to Landlord within thirty (30) days of Landlord’s request any assignment or other assurances which may be necessary to effect such right of direct enforcement.
     3.4 Record Set of Drawings. Within ninety (90) days after the Substantial Completion, Tenant shall cause Tenant’s Architect to prepare and deliver to Landlord two (2) complete copies of a “record set” of reproducible as-built drawings and two (2) complete sets of CAD files of the as-built documents (current version of AutoCad) for the Tenant Improvements.
     3.5 Landlord’s Work.
          (a) Landlord has constructed or will provide or perform prior to Substantial Completion of the Tenant Improvements at its sole cost and expense and without deduction from the Allowance Amount, the following work (“Landlord’s Work”): Landlord shall construct a multi-tenant corridor on the thirty-first (31st) floor of the Building using Building standard materials and finishes.
          (b) Subject to the performance of Landlord’s Work, Tenant hereby accepts the Base Building in its present “as is” condition and with no representations or warranties as to their condition or suitability for Tenant’s purposes, provided, however, that, prior to delivery of the Premises to Tenant by Landlord, Landlord shall, at its sole cost and expense, repair any missing or damaged window coverings on the interior of the exterior windows located in the Office Premises.
          (c) Notwithstanding anything else to the contrary contained in this Work Letter, in connection with Tenant’s construction of the demising wall separating the Office Premises from the other areas on the floor on which the Office Premises is located (“Demising Wall”), Landlord agrees to pay to Tenant fifty percent (50%) of the reasonable cost of Tenant’s installation of such Demising Wall, not including costs incurred for drywall and Tenant finishes on the interior side of the Demising Wall facing the Office Premises, insulation and electrical work.
     3.6 Americans With Disabilities Act. In the event that any of the Tenant Improvements trigger any upgrades within the Common areas located on the floor of the Building on which the Office Premises are located, then, notwithstanding anything to the contrary contained in this Work Letter, Landlord shall, at its sole cost and expense, perform such upgrades.
SECTION 4
DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCES.
     4.1 Tenant Improvement Costs. “Tenant Improvement Costs” means only the following: (i) the fees of the Architect and the Engineers, (ii) all fees and costs incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (which fees and costs shall be paid by Tenant to Landlord within ten (10) days of Tenant’s receipt of a written invoice therefore); (iii) the cost of any changes in or to the Base Building (or Building Systems) when such changes are required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or the Tenant Improvements required by any now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements (collectively, “Codes”); (v) all costs of (or relating to) construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs, parking fees, after-hours utilities usage, and contractors’ fees and general conditions; (vi) plan check, permit fees, license fees, Title 24 fees and use taxes; (vii) the cost of installing Building Standard window coverings in the Premises; (viii) Tenant’s costs for furniture, equipment, and trade fixtures for the Premises, and reasonable legal expenses related to the Tenant Improvements in the Premises, which payment(s) shall not exceed an aggregate amount equal to Sixty Seven Thousand Nine Hundred Ninety Six and 50/100 Dollars ($67,996.50); and (ix) the supervision fee (“Supervision Fee”) which shall be payable by Tenant to Landlord in an amount equal to one and one half percent (1.5%) of the total “hard” construction costs of the Tenant Improvements.
     4.2 Disbursements. Landlord shall have the right to disburse the Allowance Amount (and any Deposits deposited with Landlord by Tenant hereunder) for Tenant Improvement Costs in such order as Landlord shall determine. In the event that (i) Tenant requests in writing (a “Disbursement Request”) that Landlord disburse all or any portion of the Allowance Amount and the Deposits for Tenant Improvement Costs and (ii) in Landlord’s judgment, the Allowance Amount and the Deposits then held by Landlord are sufficient to cover the sum of (A) the Tenant Improvement Costs directly payable by Landlord, if any, in connection with this Work Letter and (B) the amounts desired to be so disbursed by Tenant, Landlord shall make such disbursements to Tenant pursuant to this Section 4.2. Landlord shall not be required to make more than one such disbursement to Tenant per calendar month and then only if on or before the twenty-fifty (25th) day of the preceding calendar month, Tenant delivers to Landlord (i) a request for payment substantially in the form of AIA Standard Form document G702, (ii) invoices from all of Tenant’s Agents covered by Tenant’s Disbursement Request, (iii) executed mechanic’s lien releases from all of such Tenant’s Agents that are entitled to lien rights, which shall comply with the appropriate provisions of applicable Law, as determined in good faith by Landlord; and (iv) all other information reasonably requested by Landlord. Tenant’s Disbursement Request shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Provided that such Disbursement Request (and the work covered hereby) is in Landlord’s judgment in compliance with the provisions of this Work Letter and that Landlord does not dispute any work previously performed based on non-compliance of such work with the Approved Working Drawings, substandard work or for any other reason, on or before the last day of the calendar month following Landlord’s receipt of such Disbursement Request, Landlord shall deliver a check to Contractor in an amount equal to the lesser of: (A) ninety percent (90%) of the amount so requested by Tenant and (B) the balance of any remaining available portion of the Allowance Amount and Deposits held by Landlord. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s Disbursement Request. In addition to the conditions set forth in this Section 4.2 applicable to all disbursements set forth in any Disbursement Request, any disbursement of any retention previously withheld by Landlord and requested by Tenant, following completion of the Tenant Improvements, the following conditions to payment shall also be applicable: (i) Tenant shall deliver to Landlord properly executed final mechanic’s lien releases from all such Tenant’s Agents in compliance with applicable Law, (ii) Landlord shall determine that no substandard work (with respect to the Tenant Improvements) exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Landlord shall have determined that all other Tenant Improvement Costs shall have been paid in full, (iv) Landlord’s Architect and/or Landlord shall have determined that Substantial Completion of the Tenant Improvements has occurred and (v) Tenant’s Architect shall have delivered to Landlord a certificate, in form reasonably satisfactory to Landlord, certifying that construction of the Tenant Improvements in the Premises have been substantially completed. Notwithstanding anything to the contrary contained in this Work Letter, in no event shall Landlord be obligated to fund any disbursement request in accordance with this Section 4.2 below submitted to Landlord after June 30, 2009.
     4.3 Building Standards. Landlord has established (or may establish in the future) building standards for items, materials and/or components to be used in the construction of the Tenant Improvements in the Premises (“Building Standards”). The quality of all Tenant Improvements shall be equal to or of greater quality than the quality specifications of the Building Standards, provided, however that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with specific Building Standards. Landlord reserves the right to promulgate, establish, modify, delete from, and make other changes to the Building Standards from time to time.
SECTION 5
SUBSTANTIAL COMPLETION
     5.1 Substantial Completion. For purposes of the Lease, “Substantial Completion” of the Tenant Improvements for the Premises shall occur upon the “substantial completion of construction” of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, as evidenced by a “signoff” on the building permit card (or an equivalent approval) by an inspector of the proper jurisdiction and as otherwise determined by Landlord’s Architect, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractor.
SECTION 6
GENERAL PROVISIONS
     6.1 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviation in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.
     6.2 Meetings. Commencing upon the execution of this Work Letter, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current Disbursement Request.
     6.3 Tenant’s Representative. Tenant has designated Rich Dale (Project Manager, Studley, Inc.) as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.
     6.4 Landlord’s Representative. Landlord has designated Jeff Rauen as its sole representative with respect to the matters set forth in this Work Letter who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.
     6.5 Construction Drawings. Following Tenant’s request, Landlord shall make available to Tenant and Tenant’s Architect, reasonable access to any base building plans relating to the Premises in Landlord’s possession; provided, however, Landlord hereby disclaims any express or implied representation or warranty as to the accuracy of the same. Tenant, Tenant’s Architect and the Engineers shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, if any, and Tenant and Tenant’s Architect and Engineers shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Work Letter shall be solely for the purpose of protecting Landlord’s interests hereunder and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters, for the benefit of Tenant, Tenant’s Architect, the Contractor or any other party, and Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings. Tenant’s waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings. All references contained herein to “Landlord’s Architect” shall refer to such architect as shall be designated by Landlord from time to time as “Landlord’s Architect.”
     6.6 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with applicable Law, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause Tenant’s Architect and the Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following completion of construction of Tenant Improvements for the Premises, and (ii) Tenant shall deliver to Landlord the executed original permit card, plus a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems installed by Tenant or Contractor in the Premises.
     6.7 Tenant’s Agents and Construction Matters. All Tenant’s Agents, shall conduct their activities in and around the Premises, Building and the Project in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Project. Subject to the provisions of this Work Letter, Tenant shall (a) timely pay in full all charges of each Tenant’s Agent, (b) shall, within five (5) Business Days of Tenant’s receipt of Landlord’s written request therefor, eliminate of record and satisfy in full all mechanics liens, stop notices or similar liens or encumbrances on the Building or the Project asserted or filed by any Tenant’s Agent, (c) prior to any entry into the Building by Tenant or any Tenant’s Agent, evidence, in form satisfactory to Landlord, compliance in full with the insurance requirements set forth in Exhibit “C-1” attached hereto as to Tenant and each such Tenant’s Agent, and (d) indemnify, defend, protect and hold Landlord harmless from any loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) asserted against or incurred by Landlord in connection with any act or omission of Tenant or any Tenant’s Agent in or about the Project, the Building or the Premises or otherwise related to the Premises. Tenant shall comply in full (and shall cause each of its Tenant’s Agents to comply in full) with the construction rules and regulations as Landlord shall adopt from time to time. Landlord may impose, as a condition of its consent to any and all Tenant Improvements, such requirements as Landlord in its sole discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord and the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Tenant Improvements upon the expiration or any early termination of the Lease Term. Notwithstanding the foregoing, at the time Tenant seeks Landlord’s consent to a proposed Specialty Alteration, Tenant shall identify in writing the proposed Specialty Alteration and Landlord shall provide Tenant a Removal Notice as part of Landlord’s consent identifying which Specialty Alterations Landlord will require Tenant to remove upon the expiration or early termination of this Lease. Tenant shall only be obligated to remove from the Premises at the expiration or early termination of this Lease (i) such Specialty Alterations so identified by Landlord in the Removal Notice(s), and (ii) all telecommunications and data wiring installed by or on behalf of Tenant.
     6.8 Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence. Except where specific time periods are specified herein, all references to a “reasonable period” contained in this Work Letter shall mean a reasonable amount of time to respond to the request or submission in question, taking into consideration all of the circumstances reasonably related to the amount of time required, assuming reasonable diligence; provided, however, in no case shall such period ever be less than five (5) Business Days.
     6.9 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if a default by Tenant occurs under the Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Allowance Amount and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in or increase in the cost of the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

     6.10 Labor Disputes. Tenant shall (i) construct, or cause the Contractor to construct, all Tenant Improvements, and (ii) perform all of its obligations under this Work Letter, in such a manner as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of work, deliveries or any other services in the Project. If there shall be any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant’s contractor, and (c) filing appropriate unfair labor practice charges.

EXHIBIT C-1
INSURANCE REQUIREMENTS
     1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 10 of this Lease.
     2 Special Coverages. The Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Article 10 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts no less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Lease. All of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 10 of the Lease.
     3 General Terms. Certificates for all insurance carried pursuant to this Exhibit C-1 shall be delivered to Landlord before any entry into the Project by Tenant or any Tenant’s Agent, including, without limitation Contractor. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Exhibit C-1 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements of the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant contained in this Work Letter. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

EXHIBIT D
RULES AND REGULATIONS
     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.
     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.
     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the county where the Project is located. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.
     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant. Notwithstanding the foregoing, Landlord shall not charge Tenant any fees for use of the freight elevator during Business Hours.
     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord. Notwithstanding the foregoing, Landlord shall not charge Tenant any fees for use of the freight elevator during Business Hours.
     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.
     7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.
     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.
     9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.
     10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.
     11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Substance used or kept on the Premises.

     12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.
     13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.
     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.
     15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
     16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in Section 5.1 of the Lease. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.
     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.
     18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.
     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.
     20. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     21. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.
     22. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.
     23. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.
     24. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
     25. Tenant must comply with all applicable “NO-SMOKING” and sorting of recyclable waste or similar ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building.
     26. Landlord shall provide security service for the benefit of the Building and/or the Project consistent with the level of service provided by Landlord as of the date of the Lease. Tenant acknowledges and agrees that Landlord has no obligation to provide security for the Premises. Tenant hereby assumes all responsibility for the protection of Tenant and its officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.
     27. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.
     28. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.
     29. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.
     30. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.
     31. Tenant shall not purchase spring water, ice, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.
     32. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.
     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other tenant, and Landlord shall not be liable to Tenant for violation thereof by any other tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

EXTENSION OPTION
     1. Grant of Option. Landlord grants to the Tenant originally named on the Lease (the “Original Tenant”) one (1) option (the “Extension Option”) to extend the Lease Term as to the entire Premises for a period of sixty (60) months (the “Extension Term”), commencing on the first day following the expiration of the Lease Term (“Extension Term Commencement Date”). The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 3. Upon the approved exercise of the option to extend (provided that Tenant is not in default at any time prior to the Extension Term) the Lease Term shall be extended for a period of sixty (60) months. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 1, then the option to extend shall automatically terminate and shall be of no further force or effect.
     2. Option Terms. The Extension Term shall be upon the same terms and conditions as are provided for in this Lease, as then amended, except that (a) there shall be no further options to extend the Term following the Extension Term, (b) Tenant shall not be entitled to any credit against Rent or any other rent concession or rent allowance or abatement of Rent, except as specifically provided in this Section 2, (c) the annual Base Rent for the Extension Term shall be as provided in Section 4, and (d) Landlord shall not be obligated to perform any improvement work within the Premises or provide Tenant any improvement allowance. The Extension Option shall be personal to the Original Tenant and any Permitted Transferee.
     3. Exercise of Option. The Extension Option shall be exercised by the Original Tenant, if at all, only in the following manner: The Extension Option may be exercised only by Tenant giving written notice of exercise (the “Extension Notice”) to Landlord on or before the date that is not less than nine (9) months but not more than fifteen (15) months prior to the expiration of the initial Lease Term (time being of the essence).
     4. Base Rent. The annual Base Rent per annum payable for the Premises during the Extension Term (the “Extension Base Rent”) shall be equal to (a) the rentable square feet of the Premises then subject to this Lease, multiplied by (b) the yearly FMRR (defined below) of the Premises as of the first day (an “Adjustment Date”) of the Extension Term, as determined in accordance with this Section 4.
     5. Definition of FMRR. The “FMRR” of the Premises for the Extension Term shall be equal to an amount equal to the rate per rentable square foot being charged to new tenants for comparable space in the Project or, if comparable transactions do not exist in the Project, then an amount that landlords of comparable buildings have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, nonrenewal, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, floor location, view and floor height) of a comparable size, for a nonrenewal term equal to the Extension Term and commencing as of the first day of the Extension Term, which annual rent per square foot shall take into account and make adjustment for the existence, timing and amount of any increases in rent following term commencement in the comparison transactions, and shall at all times take into consideration and make adjustment for all other material differences in all terms, conditions or factors applicable to the transaction in question hereunder or applicable to one or more of the comparison transactions used to determine the FMRR which a sophisticated tenant or sophisticated landlord would believe would have a material impact on a “fair market rental” determination; provided, however, that (i) all comparable transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease, (ii) the presence, amount or absence of brokerage commissions in either the subject transaction or the comparison transactions shall be considered, (iii) any rent abatement or other free rent of any type provided in comparison transactions for the period of the performance of any tenant improvement work (i.e., any “construction period”) shall be disregarded, and (iv) any tenant improvements or allowance provided for in comparable transactions shall be taken into account, and the value, if any, to Tenant of any existing improvements in the Premises shall be taken into account in the calculation of the FMRR. If in determining the FMRR for a subject transaction hereunder, it is determined that free rent or cash allowances (collectively, “Concessions”) should be granted, Landlord may, at Landlord’s sole option, elect all or any portion of the following: (A) to grant some or all of the Concessions to Tenant as free rent or as an improvement allowance, or (B) to adjust the monthly installments of the applicable Extension Term Annual Base Rent to be an effective rental rate which takes into consideration and deducts from monthly rent the amortized amount of the total dollar value of such Concessions, amortized on a straight line basis over the applicable Extension Term (in which case the Concessions so amortized shall not be granted to Tenant).
     6. Procedure for Determining the FMRR. If Tenant has timely given the Extension Notice with respect to the Extension Option, Landlord shall within thirty (30) days thereafter deliver to Tenant a written notice of Landlord’s determination of what the FMRR would be during the applicable Extension Term (“Landlord’s Extension Rent Notice”). Within ten (10) Business Days after Tenant’s receipt of Landlord’s Extension Rent Notice, Tenant shall give Landlord a written notice (“Tenant’s Extension Response Notice”) electing either (i) to accept the FMRR set forth in Landlord’s Extension Rent Notice, in which case the FMRR shall be the FMRR set forth in Landlord’s Extension Rent Notice, or (ii) to not accept Landlord’s determination of the FMRR, in which case Landlord and Tenant shall endeavor to agree upon the FMRR on or before the date that is ten (10) days after Landlord’s receipt of Tenant’s Extension Response Notice (the “Outside Agreement Date”). If Landlord and Tenant are unable to agree upon the FMRR by the Outside Agreement Date, then the FMRR shall be determined by arbitration pursuant to below. If Tenant fails to deliver Tenant’s Extension Response Notice within the ten (10) business-day period following its receipt of Landlord’s Extension Rent Notice, Tenant shall conclusively be deemed to have accepted Landlord’s determination of the FMRR as set forth in Landlord’s Extension Rent Notice.

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     If Landlord and Tenant shall fail to agree upon the FMRR by the Outside Agreement Date, then, within ten (10) days thereafter, Tenant shall submit to Landlord Tenant’s determination of the FMRR and Landlord shall submit to Tenant Landlord’s determination of FMRR, and such determinations shall be submitted to arbitration (as Tenant’s and Landlord’s “submitted FMRR,” respectively) in accordance with the following:
          (a) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Downtown Chicago, Illinois area, and who shall not have been employed or engaged by the appointing party during the immediately preceding two (2) year period. The determination of the arbitrators shall be limited solely to the issue as to whether Landlord’s or Tenant’s submitted FMRR is the closest to the actual FMRR, as determined by the arbitrators, taking into account the requirements of this Section 6. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.
          (b) The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Downtown Chicago, Illinois area and who shall not have been employed or engaged by Landlord or Tenant during the immediately preceding two (2) year period.
          (c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR and shall notify Landlord and Tenant thereof.
          (d) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant, shall be in writing and shall be non-appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. A judgment or order based upon such award may be entered in any court of competent jurisdiction. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by the other shall solely render a decision as to the FMRR, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.
          (e) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be promptly submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 6.
          (f) The cost of arbitration shall be paid by Landlord and Tenant equally.
     7. Conditions to Exercise of Extension Option. Notwithstanding any provision of this Exhibit E to the contrary, at the election of Landlord, any attempted exercise by Tenant of the Extension Option shall be invalid and ineffective if, on the date of such attempted exercise, Tenant is in default under this Lease following the expiration of all applicable notice and cure periods, and any exercise of the applicable Extension Option shall be deemed null and void and of no force and effect, at the election of Landlord, if (i) on the commencement of the applicable Extension Term, Tenant is in default under this Lease following the expiration of all applicable notice and cure periods, or (ii) there has previously been an Event of Default under this Lease more than two (2) times in any twelve (12) month period. Additionally, Tenant’s Extension Option shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets seventy five percent (75%) or more of the Office Premises, other than to a Permitted Transferee, or, Tenant sublets any portion of the Retail Premises, other than to a Permitted Transferee, or (c) Tenant fails to timely exercise its Extension Option, time being of the essence with respect to Tenant’s exercise thereof.

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